UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2013

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 10, 2013, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Praxair, Inc. established 2014 performance goals for determining performance-based annual variable compensation cash awards that may be paid to executive officers and other high level executives under the Praxair, Inc. Variable Compensation Plan, as amended (the “Plan”). The Plan, as amended and restated effective April 24, 2012, was filed as Exhibit 10.01 to Praxair’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. The financial goals are principally sales, net income, and working capital as a percentage of sales, subject to certain adjustments that may be made. The non-financial goals include safety, environmental performance and sustainability, maintenance of a strong global compliance program and culture, productivity, strategic positioning of the business for long term performance, industry-leading project execution performance, consideration of external factors, performance relative to peer companies, and people development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date: December 12, 2013	By:	/s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel and Secretary